EXHIBIT 99.2

WidePoint WYYReports Second Quarter and Year to Date 2024 Financial Results

Fairfax, VA – August 14, 2024 – WidePoint Corporation (NYSE American: WYY), the innovative enterprise cyber security and mobile technology provider, reported results for the second quarter and six-months ended June 30, 2024.

Second Quarter 2024 and Recent Operational Highlights:

•	Awarded $254 million contract modification by the U.S. Department of Homeland Security increasing the ceiling of the Cellular Wireless Management Services 2.0 contract from $500 million to $754 million
•	Selected by the U.S. Navy as one of seven contractors for the 10-Year, $2.7 billion Spiral 4 contract
•	Certified and successfully deployed new proprietary MobileAnchor Digital Credential into a Federal Agency
•	28th consecutive quarter of positive Adjusted EBITDA
•	Third consecutive quarter ending free cash flow positive

Second Quarter 2024 Financial Highlights:

•	Revenues were $36 million, a 35% increase from the same quarter last year
•	Adjusted EBITDA, a non-GAAP financial measure, was $811,000, a 479% improvement from the same quarter last year
•	Gross margin was 14%, and gross margin excluding carrier services revenue was 31%
•	Net loss decreased to $500,000 compared to $842,000 from the same period last year, or a loss of $(0.05) per diluted share
•	Free cash flow[1], a non-GAAP financial measure, was $800,000, or an improvement of 467% compared to the same period last year
•	As of June 30, 2024, cash was $4.0 million with no bank debt

Six Months 2024 Financial Highlights:

•	Revenues were $70.2 million, a 35% increase from the same quarter last year
•	Adjusted EBITDA, a non-GAAP financial measure, was $1.4 million, a 764% increase from the same quarter last year
•	Gross margin was 14%, and gross margin excluding carrier services revenue was 31%
•	Net loss decreased to $1.2 million or a loss of $(0.13) per diluted share compared to $1.8 million in the same period last year,
•	Free cash flow[1], a non-GAAP financial measure, was $1.4 million

1 Free cash flow, a non-GAAP financial measure, is defined as Adjusted EBITDA less capital expenditures

Management Commentary

“We continue to make significant strides in our sequential financial performance and growth, with notable improvements in both our top-line results and adjusted EBITDA,” said WidePoint CEO Jin Kang. “Compared to last year, our position in the capital markets has improved, thanks to the effective execution of our organic growth strategy. Our strategic investments and partnerships, including advancements in our business solutions, certifications and credentials, project management offices, and strategic hires, have all contributed to driving sales growth and profitable projections in 2025. Additionally, we have received initial RFQs for the Spiral 4 contract and are currently setting up administrative arrangements with the Navy and establishing vendor agreements for services and equipment. We maintain a positive outlook for the remainder of the year, buoyed by promising sales developments and technological advancements that will further enhance WidePoint’s ability to offer a diverse range of services and support our sales and marketing goals for years to come.”

Second Quarter 2024 Financial Summary

Six-Month 2024 Financial Summary

Conference Call

Wide Point’s management will host the conference call today (August 14, 2024) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 888-506-0062

International number: 973-528-0011

Access Code: 403107

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Wednesday, August 28, 2024.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 50911

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, and Free cashflow, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA and Free cashflow is provided below:

WidePoint uses Adjusted EBITDA and Free cashflow as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of supply chain issues; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to access sufficient financing on acceptable terms given the tightening credit markets due to the current banking environment; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability to successfully integrate acquired businesses with our existing operations; our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing; our ability to retain key personnel; our ability to mitigate the impact of increases in interest rates; the impact of increasingly volatile public equity markets on our market capitalization; the impact and outcome of negotiations around the Federal debt ceiling; our ability to mitigate the impact of inflation; and The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 31, 2024.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WYY@gateway-grp.com

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2024 (Unaudited)	DECEMBER 31, 2023
ASSETS		
CURRENT ASSETS		
Cash	$ 4,000,899	$ 6,921,160
Accounts receivable, net of allowance for credit losses of $78,334 and $81,359, respectively	10,560,802	8,219,793
Unbilled accounts receivable	25,784,217	16,618,639
Other current assets	1,527,940	1,083,671
Total current assets	41,873,858	32,843,263
NONCURRENT ASSETS		
Property and equipment, net	617,203	780,800
Lease right of use asset	3,707,771	4,045,222
Intangible assets, net	6,098,664	7,336,348
Goodwill	5,811,578	5,811,578
Other long-term assets	489,700	483,288
Total assets	$ 58,598,774	$ 51,300,499
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 14,033,887	$ 12,633,658
Accrued expenses	22,594,181	16,175,702
Current portion of deferred revenue	2,269,718	2,009,343
Current portion of lease liabilities	600,819	638,258
Total current liabilities	39,498,605	31,456,961
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	3,874,080	4,114,516
Contingent consideration	6,900	6,900
Deferred revenue, net of current portion	1,059,922	1,027,770
Deferred tax liabilities, net	138,077	16,923
Total liabilities	44,577,584	36,623,070
Commitments and contingencies (Note 14)	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 9,485,508 and 8,893,220 shares issued and outstanding, respectively	9,487	8,894
Additional paid-in capital	102,676,148	102,151,381
Accumulated other comprehensive loss	(363,835)	(334,899)
Accumulated deficit	(88,300,610)	(87,147,947)
Total stockholders' equity	14,021,190	14,677,429
Total liabilities and stockholders' equity	$ 58,598,774	$ 51,300,499

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS